UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2007

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01:	Entry into a Material Definitive Agreement

On May 9, 2007, TECO Energy, Inc. (TECO Energy) amended its $200 million bank credit facility, entering into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as Administrative Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Co-Lead Arrangers and Joint Bookrunners, Citibank, N.A. as Syndication Agent,, BNP Paribas, The Bank of New York and SunTrust Bank, as Co-Documentation Agents, and the following lenders: JPMorgan Chase Bank, N.A., Citibank, N.A., The Bank of New York, BNP Paribas, Merrill Lynch Bank USA, Morgan Stanley Bank, SunTrust Bank, UBS Loan Finance LLC, Regions Bank, Societe Generale, Union Bank of California and Fifth Third Bank. The amendment (i) extends the maturity date of the credit facility from October 11, 2010 to May 9, 2012 (subject to further extension with the consent of each lender); (ii) removes the stock of TECO Transport Corporation as security for the facility; (iii) makes TECO Energy the Guarantor and its wholly-owned subsidiary, TECO Finance, Inc., the Borrower; (iv) continues to allow TECO Energy to borrow funds at an interest rate equal to the federal funds rate, as defined in the agreement plus a margin, as well as a rate equal to either the London interbank deposit rate plus a margin or JPMorgan Chase Bank’s prime rate (or the federal funds rate plus 50 basis points, if higher) plus a margin; (v) continues to allow TECO Energy to request the lenders to increase their commitments under the credit facility by up to $50 million in the aggregate; (vi) includes a $200 million letter of credit facility (compared to $100 million under the previous agreement) and (vii) makes other technical changes. The agreement is filed as Exhibit 4.1 hereto and incorporated herein by reference.

On May 9, 2007, Tampa Electric Company (Tampa Electric) amended its $325 million bank credit facility, entering into a Second Amended and Restated Credit Agreement with Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Syndication Agent, Merrill Lynch Bank USA, Morgan Stanley Bank and UBS Loan Finance LLC as Co-Documentation Agents, and the following lenders: Citibank, N.A., JPMorgan Chase Bank, N.A., The Bank of New York, BNP Paribas, Merrill Lynch Bank USA, Morgan Stanley Bank, SunTrust Bank, UBS Loan Finance LLC, Regions Bank, Societe Generale, Union Bank of California and Fifth Third Bank. The amendment (i) extends the maturity date of the credit facility from October 11, 2010 to May 9, 2012 (subject to further extension with the consent of each lender); (ii) continues to allow Tampa Electric to borrow funds at an interest rate equal to the federal funds rate, as defined in the agreement plus a margin, as well as a rate equal to either the London interbank deposit rate plus a margin or Citibank’s prime rate (or the federal funds rate plus 50 basis points, if higher) plus a margin; (iii) allows Tampa Electric to request the lenders to increase their commitments under the credit facility by up to $175 million in the aggregate (compared to $50 million under the previous agreement); (iv) continues to include a $50 million letter of credit facility; and (v) makes other technical changes. The agreement is filed as Exhibit 4.2 hereto and incorporated herein by reference.

The lenders, agents and other parties to these two credit agreements, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to TECO Energy, Inc. or its subsidiaries. The lenders have received, and may in the future receive, customary compensation from TECO Energy, Inc. or its subsidiaries for such services.

Section 2 – Financial Information

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 with respect to the TECO Energy $200 million Second Amended and Restated Credit Agreement dated as of May 9, 2007 and the Tampa Electric $325 million Second Amended and Restated Credit Agreement dated as of May 9, 2007 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01:	Financial Statements and Exhibits

(d) Exhibits

4.1	Second Amended and Restated Credit Agreement dated as of May 9, 2007, among TECO Finance, Inc., as Borrower, TECO Energy, Inc. as Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders and LC Issuing Banks party thereto.

4.2	Second Amended and Restated Credit Agreement dated as of May 9, 2007, among Tampa Electric Company, as Borrower, Citibank, N.A., as Administrative Agent, and the Lenders and LC Issuing Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: May 15, 2007	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President–Finance and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

4.1	Second Amended and Restated Credit Agreement dated as of May 9, 2007, among TECO Finance, Inc., as Borrower, TECO Energy, Inc. as Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders and LC Issuing Banks party thereto.

4.2	Second Amended and Restated Credit Agreement dated as of May 9, 2007, among Tampa Electric Company, as Borrower, Citibank, N.A., as Administrative Agent, and the Lenders and LC Issuing Banks party thereto.